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                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement is dated as of October 1, 1997, by and between U.S. Vision, Inc., a Delaware corporation ("Company"), and William A. Schwartz, Jr. ("Executive").

                                    RECITALS

         The Executive is a key employee of Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of Company.

         Company desires to induce its key employees to remain in the employment of Company on certain terms and conditions and Executive desires to remain employed by Company on such terms and conditions.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties do hereby mutually agree as follows:

         1. Term of Employment. This Agreement shall, subject to Sections 4 and 5 hereof, remain in effect for three (3) years from the effective date and shall be automatically and repeatedly renewed for successive one (1) year periods thereafter (the "Term of Employment").

         2. Position and Responsibilities. Company hereby agrees to employ Executive as a member of senior management of the Company. Executive shall have such responsibilities and authority as may from time to time be assigned to Executive by the Board of Directors of the Company (the "Board of Directors"). Such responsibilities may include the performance by Executive of certain services from time to time for any of the Company's subsidiaries or other affiliated companies without any additional compensation to Executive.

         3. Compensation. As compensation for all services to be performed by Executive under this Agreement, Company shall compensate Executive as follows:

                  a. Base Salary. Company shall pay Executive an annual base salary of $245,000.00 during the first year of Executive's Term of Employment and $275,000.00 for each year thereafter (the "Base Salary"). The Base Salary shall be paid monthly throughout the Term of Employment. The Board of Directors shall review Executive's Base Salary periodically to determine whether such amount shall be adjusted upwards in accordance with the duties and responsibilities of Executive and Executive's performance thereof.

                  b. Bonuses. In addition to the Base Salary, Company may pay to Executive an annual bonus. The date on which any such bonus shall be paid and the amount of such bonus, if any, shall be determined by the Board of Directors.

                  c. Benefits and Perquisites. Executive shall continue to be entitled to participate in the employee benefit plans of the Company and the perquisites enjoyed by other officers of Company, as presently in effect or as they may be modified from time to time.

                  d. Expenses. Company shall also reimburse Executive for all expenses properly incurred by Executive in the performance of


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         Executive's duties hereunder in accordance with policies established from time to time by the Board of Directors.

All such payments will be subject to deductions as from time to time may be required to be made pursuant to law, government regulations or order, or by agreement with, or consent of, Executive.

         4.       Termination.

                  a. Death.   In the event of Executive's death during the Term
of Employment, thisAgreement shall terminate immediately.

                  b. Disability. If, as a result of Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his or her duties with Company on a full-time basis for six (6) months and, within sixty (60) days after written notice of termination is thereafter given by Company, the Executive shall not have returned to the full-time performance of the Executive's duties, Company may terminate this Agreement for "Disability."

                  c. Cause and Resignation for Good Reason. Company may terminate Executive's employment for Cause (as defined below). For purposes of this Agreement only, Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of: fraud, misappropriation or embezzlement; after the final, non-appealable conviction by a court of competent jurisdiction of Executive for a felony; or after repeated and material breaches of this Agreement after written notice from the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board of Directors at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth in the second sentence of this Section 4(c) and specifying the particulars thereof in detail. Executive may resign for Good Reason (as defined below) and thereupon shall be entitled to receive the severance compensation provided for in Section 7. For purposes of this Agreement, Executive's resignation for "Good Reason" shall mean Executive's resignation is in part the result of: (i) a reduction in Executive's compensation or terms of Executive's employment other than as to benefits offered by the Company generally, (ii) a material reduction in the duties or responsibilities of Executive, or (iii) a requirement that Executive be required to relocate Executive's residence in order to continue employment.

                  d. Termination without Cause. Company shall have the right to terminate Executive's employment at any time "Without Cause." In the event of the termination of Executive's employment Without Cause, Executive shall be entitled to receive the severance compensation provided for in Section 7.

         5. Notice of Termination. Any termination by Company pursuant to
Section 4(b), 4(c) or 4(d) shall be communicated by a Notice of Termination (defined below). For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination by Company shall be effective without such Notice of Termination.

         6. Date of Termination. For purposes of this Agreement, the "Date of Termination" shall mean the day Executive receives a Notice of Termination hereunder from Company or the day Company receives a Notice of Termination from Executive of such resignation if the Executive resigns Executive's employment with Company in accordance with Section 4(c).

         7. Severance Compensation upon Termination of Employment. If Executive's employment shall be terminated by Company or Executive for whatever


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reason, other than as a result of (i) Executive's death, (ii) Executive's
Disability, (iii) for Cause, or (iv) Executive's resignation without Good Reason, then Company shall be obligated to pay to Executive as severance the Executive's Base Salary on the Date of Termination for the number of months remaining under the then current term of this Agreement, but in no event less than one (1) year (each a "Monthly Severance Payment" and collectively, the "Monthly Severance Payments"). The Monthly Severance Payment shall be due and payable on or before the day of the month that Company paid Executive the Base Salary. If, however, Company receives written notice from Executive of Company's failure to pay a Monthly Severance Payment, Company shall pay Executive in a lump sum, in cash, an amount equal to the unpaid balance of the Monthly Severance Payments on or before the fifth (5th) day following the date Company receives such written notice from Executive.

         8. Noncompetition. Executive agrees that during the term of this Agreement and in any event not less than one (1) year from the Date of Termination, Executive shall not become involved, directly or indirectly, as an employee, advisor, director, shareholder (other than of a public company in which the Executive owns less than 5%), consultant or agent of any business engaged in the retail optical business of the type engaged in by the Company in any state in which Company does business, including the operation of retail optical departments within host department stores. Further, Executive agrees that during the term of this Agreement and in any event not less than one (1) year from the date hereof, Executive shall not employ or solicit for employment any employee of Company to leave such employment.

         9. No Obligation to Mitigate Damages; No Effect on Other Contractual Rights. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination, or otherwise.

         10. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, to the party entitled to receive such notice at the address shown on the signature page hereof, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         12. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. Legal Fees and Expenses. If there is any legal action or proceeding to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of any party, the unsuccessful party to such

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action or proceeding, whether such action or proceeding is settled or prosecuted to final judgment, shall pay to the prevailing party as finally determined all costs and expenses, including reasonable attorneys' fees and costs, incurred by such prevailing party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment.

         15. Confidentiality. The Executive shall retain in confidence any and all confidential information known to the Executive concerning Company and its businesses so long as such information is not otherwise publicly disclosed by a person entitled to make such disclosure.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

U.S. VISION, INC.,                             EXECUTIVE
a Delaware corporation


By:/s/__________________                      /s/__________________________
Name:___________________                         William A. Schwartz, Jr.
Title:__________________


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